WASTE CONNECTIONS REPORTS THIRD QUARTER 2007 RESULTS

-	Reports revenue of $250.8 million and earnings per share of $0.41
-	Revenue and operating income increase 15.8% and 20.1%, respectively
-	Reports internal growth of 11.2%
-	Reports YTD free cash flow of $81.2 million, or 11.4% of revenue
-	Completes approximately $35 million YTD of acquired annualized revenue
-	Reduces borrowing cost through refinancing of revolving credit facility

FOLSOM, CA, October 22, 2007 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter 2007. Revenue totaled $250.8 million, a 15.8% increase over revenue of $216.5 million in the year ago period. Operating income was $57.1 million, a 20.1% increase over operating income of $47.5 million in the third quarter of 2006. Net income in the quarter was $28.7 million, or $0.41 per share on a diluted basis of 69.9 million shares. In the year ago period, the Company reported net income of $21.9 million and diluted earnings per share of $0.31. The effective tax rate in the quarter was 34.9% compared to 39.9% in the year ago period.

“Strong organic growth and a stable cost environment enabled us to exceed the upper end of our expectations for the quarter. This strength in our existing business combined with the acceleration of acquisition activity in the second half of the year provides building blocks for revenue growth and continuing margin improvement in 2008 and beyond,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Finally, our successful refinancing in the quarter not only lowers our future borrowing cost, but also provides additional financial capacity and flexibility to fund our growth strategy and return cash to shareholders.”

For the nine months ended September 30, 2007, revenue was $710.8 million, a 15.8% increase over revenue of $613.7 million in the year ago period. Operating income was $157.3 million, a 23.4% increase over operating income of $127.5 million for the same period in 2006. Net income for the nine months ended September 30, 2007, was $76.3 million, or $1.08 per share on a diluted basis of 70.4 million shares. In the year ago period, the Company reported net income of $56.8 million, or $0.81 per share on a diluted basis of 70.4 million shares.

Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 23rd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company’s web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 23 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections’ business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections’ business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections’ financial results; (4) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (5) Waste Connections’ financial results are based upon estimates and assumptions that may differ from actual results; (6) efforts by labor unions could divert management attention and adversely affect operating results; (7) Waste Connections may lose contracts or permits through competitive bidding, early termination or governmental action; (8) Waste Connections’ results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (9) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity; (10) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections’ ability to grow through acquisitions; (11) Waste Connections’ growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (12) Waste Connections’ acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (13) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (14) Waste Connections’ intermodal business could be adversely affected by steamship lines diverting business to ports other than those Waste Connections services, or by heightened security measures or actual or threatened terrorist attacks; (15) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer; (16) Waste Connections’ decentralized decision-making structure could result in local managers making decisions that adversely affect Waste Connections’ operating results; (17) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (18) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; (19) liabilities for environmental damage may adversely affect Waste Connections’ business and earnings; and (20) the adoption of new accounting standards or interpretations could adversely impact Waste Connections’ financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

- financial tables attached -

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007

Revenues	$216,547	$250,775	$613,686	$710,811
Operating expenses:
Cost of operations	128,709	145,790	368,346	416,234
Selling, general and administrative	21,424	25,782	61,846	74,482
Depreciation and amortization	19,072	22,196	56,040	62,716
Loss (gain) on disposal of assets	(189)	(97)	(35)	95
Operating income	47,531	57,104	127,489	157,284

Interest expense	(7,572)	(8,717)	(21,685)	(24,830)
Minority interests	(3,719)	(4,175)	(9,748)	(11,145)
Other income (expense), net	141	(174)	(3,840)	243
Income before income taxes	36,381	44,038	92,216	121,552

Income tax provision	(14,508)	(15,356)	(35,420)	(45,225)
Net income	$21,873	$28,682	$56,796	$76,327

Basic earnings per common share	$0.32	$0.42	$0.83	$1.12

Diluted earnings per common share	$0.31	$0.41	$0.81	$1.08

Shares used in the per share calculations:
Basic	68,235,948	68,022,587	68,166,312	68,358,534
Diluted	69,895,736	69,868,793	70,404,437	70,350,770

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	September 30,
	2006	2007
ASSETS
Current assets:
Cash and equivalents	$34,949	$13,089
Accounts receivable, net of allowance for doubtful accounts of $3,489 and $4,098 at December 31, 2006 and September 30, 2007, respectively	100,269	124,616

Deferred income taxes	9,373	12,645
Prepaid expenses and other current assets	15,642	14,726
Total current assets	160,233	165,076

Property and equipment, net	736,428	855,872
Goodwill	750,397	784,948
Intangible assets, net	86,098	90,252
Restricted assets	15,917	16,999
Other assets, net	24,818	22,129
	$1,773,891	$1,935,276

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$53,010	$58,498
Book overdraft	-	6,495
Accrued liabilities	57,810	70,250
Deferred revenue	32,161	41,620
Current portion of long-term debt and notes payable	6,884	12,098
Total current liabilities	149,865	188,961

Long-term debt and notes payable	637,308	687,595
Other long-term liabilities	16,712	30,759
Deferred income taxes	205,532	212,348
Total liabilities	1,009,417	1,119,663

Commitments and contingencies
Minority interests	27,992	28,700

Stockholders' equity:
Preferred stock: $0.01 par value per share; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value per share; 150,000,000 shares authorized; 68,266,038 and 67,882,968 shares issued and outstanding at December 31, 2006 and September 30, 2007, respectively	455	679
Additional paid-in capital	310,229	284,326
Retained earnings	422,731	501,727
Accumulated other comprehensive income	3,067	181
Total stockholders' equity	736,482	786,913
	$1,773,891	$1,935,276

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007
(Unaudited)
(Dollars in thousands)

	Nine months ended
	September 30,
	2006	2007

Cash flows from operating activities:
Net income	$56,796	$76,327
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(35)	95
Depreciation	52,990	59,553
Amortization of intangibles	3,050	3,163
Deferred income taxes, net of acquisitions	11,524	7,984
Minority interests	9,748	11,145
Amortization of debt issuance costs	5,758	1,695
Stock-based compensation	2,562	4,636
Interest income on restricted assets	(462)	(332)
Closure and post-closure accretion	476	769
Excess tax benefit associated with equity-based compensation	(5,660)	(10,190)
Net change in operating assets and liabilities, net of acquisitions	15,593	15,220
Net cash provided by operating activities	152,340	170,065

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(35,948)	(85,652)
Capital expenditures for property and equipment	(73,482)	(96,106)
Proceeds from disposal of assets	1,950	955
Increase in restricted assets, net of interest income	(792)	(750)
Increase in other assets	(321)	(512)
Net cash used in investing activities	(108,593)	(182,065)

Cash flows from financing activities:
Proceeds from long-term debt	655,996	574,000
Principal payments on notes payable and long-term debt	(608,141)	(549,748)
Change in book overdraft	(6,143)	6,495
Proceeds from option and warrant exercises	26,048	24,829
Excess tax benefit associated with equity-based compensation	5,660	10,190
Distributions to minority interest holders	(7,840)	(10,437)
Payments for repurchase of common stock	(100,245)	(64,038)
Debt issuance costs	(6,069)	(1,151)
Net cash used in financing activities	(40,734)	(9,860)

Net increase (decrease) in cash and equivalents	3,013	(21,860)
Cash and equivalents at beginning of period	7,514	34,949
Cash and equivalents at end of period	$10,527	$13,089

ADDITIONAL STATISTICS
THREE MONTHS ENDED SEPTEMBER 30, 2007
(Dollars in thousands)

Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended September 30, 2007
Price	4.2%
Volume	5.0%
Intermodal, Recycling and Other	2.0%
Total	11.2%

Uneliminated Revenue Breakdown:

	Three Months Ended September 30, 2007
Collection	$180,333	63.5%
Disposal and Transfer	78,861	27.8%
Intermodal, Recycling and Other	24,605	8.7%
Total	$283,799	100.0%

Inter-company elimination	$33,024

Days Sales Outstanding for the three months ended September 30, 2007: 46 (30 net of deferred revenue)

Internalization for the three months ended September 30, 2007: 66%

Other Cash Flow Items for the three months ended September 30, 2007:
   Cash Interest Paid:          $7,947
   Cash Taxes Paid:             $7,328

Debt to Capitalization: 47.1%

Share Information for the three months ended September 30, 2007:

Basic shares outstanding	68,022,587
Dilutive effect of options and warrants	1,483,459
Dilutive effect of restricted stock	362,747
Diluted shares outstanding	69,868,793

Shares repurchased	407,900

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures for property and equipment and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Net cash provided by operating activities	$62,787	$170,065
Plus: Change in book overdraft	657	6,495
Plus: Proceeds from disposal of assets	397	955
Plus: Excess tax benefit associated with equity-based compensation	1,655	10,190
Less: Capital expenditures for property and equipment	(31,597)	(96,106)
Less: Distributions to minority interest holders	(4,165)	(10,437)
Free cash flow	$29,734	$81,162
Free cash flow as % of revenues	11.9%	11.4%